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                                                                   EXHIBIT 24.3


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned director of CRAWFORD & COMPANY, a Georgia corporation (the "Corporation"), hereby constitutes and appoints JUDD F. OSTEN and JOHN F. GIBLIN, and each of them, his or her true and lawful attorney-in-fact and agent to sign (1) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999;
(2) the Registration Statement on Form S-8 covering 2,500,000 shares of the Class A Common Stock of the Corporation related to the 1997 Key Employee Stock Option Plan, and any and all amendments to, and supplements to any prospectus contained in such Registration Statement and any and all instruments and documents filed as a part of or in connection with such amendments or supplements; (3) Forms 4 or 5 under the Securities Exchange Act of 1934; and
(4) any other reports or registration statements to be filed by the Corporation with the Securities and Exchange Commission and/or any national securities exchange under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with any such reports or registration statements or reports or amendments thereto; and in connection with the foregoing, to do any and all acts and things and execute any and all instrument which such attorneys-in-fact and agents may deem necessary or advisable to enable this Corporation to comply with the securities laws of the United States and of any State or other political subdivision thereof; hereby ratifying and confirming all that such attorneys-in-fact and agents, or any one of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of February, 2000.





                                                /s/  E. Jenner Wood, III